                                                                    Exhibit 10.5


                               TRADEMARK LICENSE

     This Trademark License (the "License") is entered into this 20th day of March, 1998 (the "Effective Date") between Sun Microsystems, Inc., acting by and through its JavaSoft business unit ("Sun") with its principal place of business at 901 San Antonio Road, Palo Alto, California 94303 and OpenTV, Inc., a Delaware corporation with a principal place of business at 3401-A Hillview Avenue, Palo Alto, CA 94304-1320 ("Licensee").

     This License is executed concurrently with, or subsequent to, the execution of a Technology License and Distribution Agreement ("TLDA") between Sun and Licensee, attached hereto. The terms and conditions of this License shall supersede any inconsistent or conflicting terms and conditions in the TLDA. Capitalized terms not defined herein shall have the meaning specified in the TLDA.

NOW THEREFORE, Sun and Licensee enter into this License on the following terms.

1.0 DEFINITIONS.

    1.1 "Java Trademarks" means the Sun trademarks: Java, Java Compatible, the Java Compatible logo, the Java Authorized Licensee logo, Java Powered, the Java Powered logo, the Coffee Cup logo, Sun and the Sun logo(s), and all of Sun's other Java-based trademarks, whether now in use or adopted in the future.

    1.2 "Java Trademark Guidelines" means the usage guidelines provided by Sun, the trademark guidelines located at http://java.sun.com/trademarks.html and the Sun Trademark and Logo Policies, as may be revised by Sun during the Term, and which are incorporated by reference into this License.

    1.3 "Compatibility Logo(s)" means the particular Java Trademark(s) specified in Exhibit C of the TLDA to be used by Licensee to indicate that Products implementing a Technology meet the applicable compatibility requirements specified in the TLDA. Sun shall provide Licensee access to the Compatibility Logo(s) and instructions for use via Sun's designated web site upon execution of this License. Sun may revise the compatibility Logo(s) from time to time during the Term.

    1.4 "Java Authorized Licensee logo or (JLL)" means the Coffee Cup logo with the words "Java Authorized Licensee" which Sun makes makes available for non-Product use pursuant to the terms of this License.

    1.5 "Java Logo(s)" means collectively the Compatibility Logo(s) and Java Authorized Licensee logo.

    1.6 "OEM Products(s)" means value added products(s) of an OEM customer of Licensee which integrate a Product while maintaining compatibility as required in this License.

    1.7 "Term" means the term of this License as specified in Section 6.1.

2.0 TRADEMARKS.

2.1 Trademark License. Subject to the terms and conditions of this License, Sun
    -----------------
grants to Licensee a worldwide, non-exclusive, non-transferable, personal, royalty-free license to:

    a: Compatibility Logo(s): use the Compatibility Logo(s) only in connection
       ---------------------
with each Product that fully meets the requirements of Section 2.6 below;

    b: Java Authorized Licensee logo: use the Java Authorized Licensee logo on
       -----------------------------
marketing material, tradeshows and collateral, whether or not in connection with a specific Licensee Product, to advertise that Licensee is a current TLDA licensee provided that the Java Authorized Licensee logo may not be used on any Product (including media or electronic versions), Product packaging or Product documentation; and

        c. Licensee is granted no other right, title, interest or license to the Java Logo(s), any other Java Trademarks or any other Sun trademark for any purpose, and is specifically granted no right to sublicense the Java Logo(s), or any other Sun trademarks, except as provided in Section 2.8.

2.2  Territory Reduction. Sun may notify the license grant specified in
     -------------------
Section 2.1 above to eliminate any country or jurisdiction from this License if Sun determines, in its sole judgment, that use or continued use of the Java Logo(s) in such country or jurisdiction may subject Sun or any third party to legal liability, or may jeopardize Sun's rights in the Java Logo(s), any other Java Trademarks or any other Sun trademark in that or any other country or jurisdiction. In such event, and upon written notice from Sun, Licensee shall promptly cease all use of the Java Logo(s) in such country or jurisdiction.

2.3  Recordal Notice. Licensee shall use commercially reasonable efforts to
     ---------------
provide Sun with written notice prior to shipping any Product into or using a Java logo in one of the following countries: Israel, South Korea, Liberia, the People's Republic of China and the Republic of China (Taiwan); but in no event later than twenty days after actual shipment of the Product into such countries. Sun may amend this list of countries at any time by written notice to Licensee.

2.4  Ownership of Java Trademarks. Licensee acknowledges and agrees that Sun is
     ----------------------------
the sole owner worldwide of the Java trademarks and all associated goodwill. Licensee shall not (i) do anything that might harm the reputation or goodwill of the Java Logo(s) or the other Java Trademarks; (ii) take any action inconsistent with Sun's ownership of the Java Logo(s) or the other Java Trademarks; or (iii) challenge Sun's rights in or attempt to register the Java Logo(s) or the other Java Trademarks or any mark or logo substantially similar thereto. Licensee's use of the Java Logo(s) inures solely to Sun's benefit. If at any time, Licensee acquires any rights in, or trademark registrations or applications for, the Java Logo(s) or any other Java Trademarks by operation of law or otherwise in any country or jurisdiction, Licensee will immediately upon request by Sun and at no expense to Sun, assign such rights, registrations, or applications to Sun, along with any and all associated goodwill.

2.5  Further Assurances. Licensee shall assist Sun to the extent reasonably
     ------------------
necessary to protect and maintain the Java Logo(s) worldwide, including, but not limited to, giving prompt notice to Sun of any known or potential infringement of the Java Logo(s), and cooperating with Sun in preparing and executing any documents necessary to register the Java Logo(s) or to record this trademark license, or any other document concerning the license grant, as may be required by the laws or rules of any country or jurisdiction. In its sole discretion, Sun may commence, prosecute or defend any action or claim concerning the Java Logo(s). Sun shall have the right to control any such litigation, and Licensee shall fully cooperate with Sun in any such litigation, including the satisfaction of procedural requirements necessary to bring such litigation in a particular country or jurisdiction. Sun shall reimburse Licensee for the reasonable costs associated with providing such assistance, except to the extent that any such costs result from Licensee's breach of this License. Licensee shall not commence any action regarding the Java Logo(s), without Sun's prior written consent which Sun may withhold in its sole discretion.

2.6  Quality Standards.
     -----------------
     a.  Certification and Audit.  This License applies only to versions of
         -----------------------
Products that have successfully passed the applicable Java Test Suites, and which otherwise fully comply with all other compatibility requirements of the TLDA for a particular Technology. Upon thirty (30) days written notice by Sun no more than two (2) times per calendar year, Licensee shall permit Sun or its authorized representative to inspect and test any Product with which the Compatibility Logo is used to ensure that such Product meets the compatibility requirements of the TLDA.

     b.  Reputation and Industry Standards.  Licensee shall maintain the quality
         ---------------------------------
of the Product or service on or in connection with which it uses the Java Logo(s) in a manner consistent with all terms, conditions and requirements set forth in this License and at a level that meets or exceeds Licensee's overall reputation for quality and that is at least commensurate with industry standards.

2.7 Java Logo Usage, Location and Attribution.
    -----------------------------------------

    a. Usage. Licensee shall use the Java Logo(s) in the exact form provided by
       -----
Sun, and only in accordance with the Java Trademark Guidelines. Whenever Licensee displays a Java Logo, Licensee shall display it in a size and style less prominent than, and separate from, Licensee's own name, marks or logos; accompanied by a "TM" symbol; and not in combination with any other name, mark or logo.

    b. Location. Licensee shall display the Compatibility Logo(s): (i) for
       --------
tangible Product media: on external Product packaging, on the accompanying documentation and the media containing the Product (disk, CD-ROM, tape etc.);
(ii) for on-line versions of the Product: on web pages featuring information about the Product in GIF images that point to the current Sun Java Page (http:// java.sun.com) via hypertext link; (iii) for both tangible media and on-line versions of the Product, on splash screens appearing upon launch of the Product and in general Product information screens (e.g., "About", "Help", "Info"); and
(iv) on tangible marketing collateral featuring the Product, including advertisements and datasheets.

    c. Evidence of Use. Licensee shall use reasonable efforts within thirty (30)
       ---------------
days following the FCS of each Product, or in any event upon written request by Sun, to provide Sun, at no charge to Sun with one copy of such Product's packaging and the date with accompanying evidence of the Product's FCS release.

    d. Product Preparation. Licensee may begin use of the Compatibility Logo(s) in advance of FCS of a Licensee Product to begin production packaging and preparation, however Licensee may not distribute Product with the Compatibility Logo(s) without otherwise complying with the terms of this License, including but not limited to, the compatibility requirements set forth in Section 2.6 above.

   e. Attribution. Licensee shall legibly display the following trademark legend
      -----------
on all materials in or on which Licensee displays the Java Logo(s):

     "Java, and all Java-based trademarks and logos are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries."

2.8 OEM Product Branding. To the extent that customers of Licensee who
    --------------------
distribute OEM Products desire to utilize the Compatibility Logo(s), Sun will enter into a separate trademark license agreement with such customers of Licensee provided that:

    a. Licensee provides direct support to its sublicensees to facilite compatibility testing of the OEM Products;

    b. such OEM Products pass the applicable Java Test Suites prior to distribution; and

    c. Sun may require that OEM Products be tested for compatibility by a third party test facility designated by Sun at the sublicensee's expense.

3.0 DISCLAIMER OF WARRANTY. Sun licenses the Java Logo(s) to Licensee on an "AS IS" basis. SUN MAKE NO WARRANTIES OF ANY KIND RESPECTING THE JAVA LOGO(S), INCLUDING THE VALIDITY OF SUN'S RIGHTS IN THE JAVA LOGO(S) IN any COUNTRY OR JURISDICTION, AND ALL REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THE JAVA LOGO(S) ARE HEREBY DISCLAIMED.

4.0 LIMITED INDEMNITY.

   4.1 In the event Licensee receives a claim of infringement with respect to the Java Logo(s) in any country or jurisdiction, Sun shall at its election, and as Licensee's sole and exclusive remedy, either: (i) release Licensee from further obligation to include the Compatibility Logo on Products distributed in such country or jurisdiction until such claim is satisfactorily resolved, or
(ii) defend and indemnify Licensee with respect to such claim and pay all damages awarded by a court of competent jurisdiction, or such settlement amount negotiated by Sun, attributable to such claim, provided that Licensee: (a) provides notice of the claim promptly to Sun; (b) gives Sun sole control of the defense and settlement of the claim; (c) provides to Sun, at Sun's expense, all available information, assistance and authority to defend; and (d) has not compromised or settled such proceeding without Sun's prior written consent.

   4.2 THIS SECTION 4 STATES THE ENTIRE LIABILITY OF SUN WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS RELATED TO THE JAVA LOGO(S). SUN SHALL HAVE NO OTHER LIABILITY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY AS A RESULT OF USE, LICENSE, OR DISTRIBUTION OF PRODUCTS OR JAVA LOGO(S).

5.0 LIMITATION OF LIABILITY. Except for the express undertaking to indemnify provided in Section 4 and/or breach of Sections 2.6 2.7 or 2.8:

a. Each party's liability to the other for claims relating to this License, whether for breach or in tort, shall be limited to the license fees paid by Licensee under the TLDA.

b. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS LICENSE (INCLUDING LOSS OF PROFITS, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), NO MATTER WHAT THEORY OF LIABILTIY, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES. FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN THIS LICENSE FAIL OF THEIR ESSENTIAL PURPOSE. The provisions of this Section
5.0 allocate the risks under this License between Sun and Licensee and the parties have relied upon the limitations set forth herein in determining whether to enter ito this License.

6.0 TERM AND TERMINATION.

    6.1 Term. This License shall begin on the Effective Date and continue until
        ----
Licensee is no longer authorized to distribute Products pursuant to the TLDA, unless earlier terminated. Termination is permitted either for breach of this License or the TLDA (a) upon thirty (30) days written notice to the other party and an opportunity to cure within such thirty (30) day period, or (b) immediatelY upon notice if such breach, by its nature, cannot be remedied.

    6.2 Effect of Termination. Upon termination of this License, Licensee shall
        ---------------------
promptly cease use, display and distribution of all Products and materials containing the Java Logo(s). All rights and licenses granted to Licensee shall terminate upon such termination.

    6.3 No Liability for Expiration or Lawful Termination. Neither party shall
        -------------------------------------------------
have the right to recover damages or to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this License, due to the expiration or permitted or lawful termination of this License. EACH
PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS TERMINATION IS IN MATERIAL BREACH OF THIS LICENSE.

    6.4 No Waiver. The failure of either party to enforce any provision of this
        ---------
License shall not be deemed a waiver of that provision. The rights of Sun under this Section 6.0 are in addition to any other rights and remedies permitted by law or under this License.

    6.5 Survival. The parties' rights and obligations under Sections
        --------
2.5,4.0,5.0,6.3,6.4,6.5,6.6,7.0 shall survive termination of this License.

    6.6 Irreparable Harm. Notwithstanding the limitation of liability set forth
        ----------------
in Section 5.0 above, the parties acknowledge that a breach of Section 2.0 would cause irreparable harm, the extent of which would be difficult to ascertain. Accordingly, they agree that, in addition to any other legal remedies to which a non-breaching party might be entitled, such party may obtain immediate injunctive relief in the event of a breach of the provisions of such Sections.

7.0 MISCELLANEOUS.

    7.1 Notices. All written notices required by this License must ve delivered
        -------
in person or by means evidenced by a delivery receipt and will be effective upon receipt by the persons at the addresses specified below.

        Sun                                     Licensee
        Sun Microsystems, Inc.                  OpenTV, Inc.,
        901 San Antonio Road                    3401-A-Hillview Avenue,
         Palo Alto, California 94303            Palo Alto, CA 94304-1320
        Attn.: JavaSoft Vice President, Sales   Attn.: Vice President Business Development
        cc: JavaSoft Legal Department           cc: Legal Department

    7.2 Partial Invalidity. If any of the above provisions are held to be in
        ------------------
violation of applicable law, void, or unenforceable in any jurisdiction, then such provisions are herewith waived or amended to the extent necessary for the License to be otherwise enforceable in such jurisdiction. However, if in Sun's opinion deletion or amendment of any provisions of the License by operation of this paragraph unreasonably compromises the rights or increase the liailities of Sun or its licensors, Sun reserves the right to terminate the License.

    7.3 Language. This License is the English language only, which language
        --------
shall be controlling in all respects, and all versions of this License in any other language shall be for accommodation only and shall not be binding on the parties to this License. All communications and notices made or given pursuant to this License, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

    7.4 Governing Law. This License is made under and shall be governed by and
        -------------
construed under the laws of the State of California, regardless of its choice of laws provisions.

    7.5 Disclaimer of Agency. The relationship created hereby is that of
        --------------------
licensor and licensee and the parities hereby acknowledge and agree that nothing herein shall be deemed to constitute Licensee as a franchisee of Sun. Licensee hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

    7.6 Assignment and Change in Control. This License may not be assigned or
        --------------------------------
transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that Sun may assign or transfer this License to a majority-owned subsidiary.

    7.7 Construction. This License has been negotiated by Sun and Licensee and
        ------------
by their respective counsel. This License will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

    7.8 Force Majeure. Neither party shall be liable to the other party for non-
        -------------
performance of this License, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice under
Section 7.1 and makes all reasonable efforts to perform.

    7.9 Section References. Any reference contained herein to a section of this
        ------------------
License shall be meant to refer to all subsections of the section.

    7.10 Complete Understanding. This License constitutes and express the final,
         ----------------------
complete and exclusive agreement and understanding between the parties with respect to the Java Logo(s) and supersede all previous communications, representations or agreements, whether written or oral, with respect thereto. This License may not be modified, amended, rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties.

      IN WITNESS WHEREOF, the parties have caused this License to be executed by their duly authorized representatives.

Sun:                              Licensee:

By: /s/                           By: /s/

Name: Lee Patch                   Name: J.W. SceenKamp
      ----------------------           -----------------------
      (Print or Type)                    (Print or Type)

Title: Vice President             Title: CEO

Date: 3/25/98                     Date: 4-15-98
     -----------------------            -----------------------

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